EXHIBIT 99.3

FIRE CONTROLS ELECTRICAL SYSTEMS

INC.

FINANCIAL REPORT

September 30, 2007

FIRE CONTROLS ELECTRICAL SYSTEMS INC.

Financial Report

Table of Contents

Accountant’s Audit Report

Balance Sheet — as at September 30, 2007

Statement of Income — for the three months ended

September 30, 2007.

Statement of Retained Earnings for the three months ended

September 30, 2007.

Statement of Cash Flows for the three months ended

September 30, 2007.

Notes to the Financial Statements

Schedule of Cost of Contracts and Factory Overhead

Schedule of Selling and Administrative Expenses

FREDERICK A RUCCI
CERTIFIED PUBLIC ACCOUNTANT

1108 MC BRIDE AVENUE	228 HIGHWAY 34
WEST PATERSON, NJ 07424-2511	MATAWAN, NJ 07747
TEL: 973-812-9025	TEL: 732-335-4800
FAX: 973-812-9030

December 17, 2007

Board of Directors
Fire Controls Electrical Systems Inc.
431-33 Pearl Street
North Plainfield, NJ

I have audited the accompanying balance sheet of Fire Controls Electrical Systems Inc. as of September 30, 2007 and the related statements of income, retained earnings and cash flows for the three months then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fire Controls Electrical Systems Inc. as of September 30, 2007, and the results of its operations and its cash flows for the three months then ended in conformity with generally accepted accounting principles.

Respectfully submitted,

Frederick A. Rucci CPA

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
BALANCE SHEET
AS AT SEPTEMBER 30, 2007

ASSETS

CURRENT ASSETS:
CASH	$56,694
CONTRACT RECEIVABLES	$287,147
ALLOWANCE FOR BAD DEBTS	$(6,000)
INVENTORY	$133,819
PREPAID EXPENSES & OTHER CURRENT ASSETS	$22,925

TOTAL CURRENT ASSETS	$494,585

PROPERTY AND EQUIPMENT
EQUIPMENT	$129,599
VEHICLES	$234,311
FURNITURE & FIXTURES	$30,111
LEASEHOLD IMPROVEMENTS	$11,827
ACCUMULATED DEPRECIATION	$(379,480)

TOTAL PROPERTY & EQUIPMENT	$26,368

OTHER ASSETS
GOODWILL, NET OF AMORTIZATION	$25,668
SECURITY DEPOSITS	$2,925
DEFERRED TAX ASSET	$25,711
DEFERRED LOAN COSTS	$394

TOTAL OTHER ASSETS	$54,698

TOTAL ASSETS	$575,651

SEE ACCOUNTANTS REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
BALANCE SHEET
AS AT SEPTEMBER 30, 2007

CURRENT LIABILITIES

CURRENT PORTION OF LONG TERM DEBT		$30,719
NOTES PAYABLE-LINES OF CREDIT		$279,312
ACCOUNTS PAYABLE		$135,219
ACCRUED EXPENSES & SUNDRY LIABILITIES		$47,759
DEFERRED REVENUE		$215,295

TOTAL CURRENT LIABILITIES		$708,304

OTHER LIABILITIES
LONG TERM DEBT-NET OF CURRENT PORTION		$20,325

TOTAL LIABILITIES		$728,629

STOCKHOLDER’S EQUITY
COMMON STOCK	$9,500
RETAINED EARNINGS	$(147,478)
LESS:TREASURY STOCK	$(15,000)

TOTAL STOCKHOLDER’S EQUITY		$(152,978)

TOTAL LIABILITIES & EQUITY		$575,651

SEE ACCOUNTANTS REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

	AMOUNT	PERCENT
CONTRACT & SERVICE REVENUES	$461,834	100.00%

COST OF CONTRACT & SERVICE REVENUE	$179,837	38.94%

GROSS PROFIT	$281,997	61.06%

OPERATING EXPENSES
SELLING EXPENSES	$32,149	6.96%
ADMINISTRATIVE EXPENSES	$237,779	51.49%
TOTAL OPERATING EXPENSES	$269,928	58.45%

INCOME FROM OPERATIONS	$12,069	2.61%

OTHER INCOME	-	0.00%

INCOME BEFORE INCOME TAXES	$12,069	2.61%

PROVISION FOR INCOME TAXES	$500	0.11%

NET INCOME	$11,569	2.51%

RETAINED EARNINGS-BEGINNING	$(159,047)

RETAINED EARNINGS-END	$(147,478)

SEE ACCOUNTANTS AUDIT REPORT & NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$11,569

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
DEPRECIATION AND AMORTIZATION EXPENSE	$7,454
PROVISION FOR BAD DEBTS	$2,700
$21,723

CHANGES IN OPERATING ASSETS AND LIABILITIES
INCREASE IN CONTRACT RECEIVABLES	$(13,821)
DECREASE IN INVENTORY	$3,253
INCREASE IN PREPAID EXP AND OTHER.	$(13,716)
DECREASE CASH SURRENDER VALUE OLI	$41,882
DECREASE IN ACCTS PAYABLE	$(17,894)
DECREASE IN ACCRUED EXPENSES PAYABLE	$(32,642)
INCREASE IN DEFERRED REVENUE	$30,717
$(2,221)

NET CASH USED BY OPERATING ACTIVITIES	$19,502

CASH FLOWS FROM INVESTING ACTIVITIES
DECREASE IN DEFERRED TAX ASSET	$24,416

CASH FLOWS FROM FINANCING ACTIVITIES
PRINCIPAL PAYMENTS OF LONG TERM DEBT	$6,714
DECREASE IN LINES OF CREDIT	$(2,728)
DECREASE IN SHAREHOLDERS LOANS	$(10,700)
TOTAL	$(6,714)

NET INCREASE ( DECREASE) IN CASH	$37,204

CASH - BEGINNING OF YEAR	$19,490

CASH - END OF YEAR	$56,694

SEE ACCOUNTANTS AUDIT REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

ORGANIZATION

The company is a New Jersey Corporation formed in 1981. Principal business activities consist of the sale, installation, design and servicing of fire alarm systems and other related life safety equipment.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The accrual method of accounting is used for financial statement reporting and income tax reporting purposes.

ACCOUNTS RECEIVABLE

Accounts receivable is reviewed monthly by management. A bad debt allowance is provided based on management’s review of outstanding accounts receivable at the end of each year. The allowance for doubtful accounts at September 30, 2007 was $6,000. The allowance for bad debts is only used for financial reporting purposes and not included on the company’s income tax returns.

INVENTORIES

Inventories are stated at the lower of cost or market on a first in, first out basis. The company reduces the value or eliminates the value in inventory for slow moving products. The inventory at September 30, 2007 was valued at $133,819.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is provided on the straight line and declining balance methods for financial reporting purposes at rates based on the useful lives of the assets. The accelerated cost recovery system and modified accelerated cost recovery system is used for income tax purposes. Maintenance and repairs are charged to expenses as incurred. Costs of major replacements and renewals are capitalized. Depreciation for the three months ended September 30, 2007 was $6,410.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

LIFE INSURANCE POLICIES

The company owned life insurance policies on the lives of the officers. Cash value accumulating on these policies amounts to $41,882. at June 30, 2007. The policies were terminated in July of 2007 and the company received a check in the amount of $41,882. for full value. As of September 30, 2007, there was no remaining value of life insurance policies on the lives of the company’s officers.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Details of prepaid expenses and other current assets are as follows:

Prepaid Insurance	$5,035.
Current portion of deferred loan costs	174.
Prepaid federal income taxes	4,000.
Federal Income Tax Receivable	13,716
Total	$22,925.

DEFERRED LOAN COSTS

Certain costs incurred to obtain the loan arrangement with PNC bank have been capitalized and are being amortized over the term of the loan.

NOTES PAYABLE AND LINE OF CREDIT

PNC BANK

PNC bank has provided the company with a $300,000. line of credit. Interest is calculated at 1 % over prime. The line of credit has been extended until October 31, 2007. It is secured by company inventory, receivables, unencumbered equipment and personal guarantees of the shareholders.

The company has an outstanding installment loan with PNC bank. The monthly installments are $1,633. plus interest at 5.75%. The note matures in November 2008 and is secured by inventory, receivables, unencumbered equipment and the personal guarantees of the shareholders. The balance at September 30, 2007 was $22,866.

AUTO LOANS

GMAC Financial Credit

The company has an outstanding auto loan which is payable $575 monthly. The interest rate is 4.1% and is secured by the vehicle. The balance at September 30, 2007 is $7,296.

Chase Auto Loan

The company has an outstanding auto loan which is payable $410. monthly. The interest rate is 8.25% and is secured by the vehicle. The balance at September 30, 2007 is $6,550.

ACCRUED EXPENSES AND SUNDRY LIABILITIES

An analysis of accrued expenses at September 30, 2007 follows:

Payroll taxes and sales taxes	$8,498.
Payroll	14,331.
Rent	850.
Other accrued expenses	24,080.
Total accrued at September 30, 2007	$47,759.

RETIREMENT PLAN

The company has and established profit sharing plan 401(k) for its employees. Employees are eligible to participate after one year of service and attaining age 21. Under the plan, the company matches 25% of the participant’s deferral, up to the first 6% of base wages deferred by the participant. At the discretion of management, the company may also contribute additional amounts to the plan. All company contributions vest over a five year period. Retirement plan expense totaled $1,194 for the three months ended September 30, 2007.

INCOME TAXES

Current Tax Provision

The result for the three months ending September 30, 2007 was an operating profit of $ 11,569. Accordingly, a provision for current year federal income tax expense would be provided in the amount of $ 1,735. and a provision for New Jersey corporation income tax would be provided in the amount of $ 1,083. The provision would be calculated on the estimated annualized profit adjusted for the current three months operating period. However, there is an available carry forward loss from the year ended June 30, 2007 in the amount of approximately $.160,200 for federal corporation income tax purposes and $303,000 for New Jersey Corporation Income tax purposes. The income tax result, after the application of the carry forward income tax loss for Federal and New Jersey Corporation Taxes would be a zero tax liability for federal income taxes and New Jersey Income taxes. However, a minimum tax for New Jersey is required and estimated at $2,000. for the year. A $500. New Jersey Income tax expense was provided for the three months ended September 30, 2007.

Federal Income Tax Receivable

During the year ending June 30, 2007, the company has an operating loss of $303,000. The federal income tax laws provide for a carry back of taxable operating losses which will result in a tax refund to the company of approximately $24,700. New Jersey Corporation tax laws does not provide for a carry back of operating losses and accordingly, a New Jersey Corporation Income Tax receivable was not recorded..

Deferred Tax Asset

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different tax reporting periods. Deferred taxes are classified as current and non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non current depending on the periods in which the timing differences are expected to reverse. Deferred tax assets are recognized primarily from operating loss carryforwards and differences between book and tax depreciation. Federal income tax loss carryforwards, approximately $160,200 at June 30, 2007 are available to reduce the tax liability on annual income tax profits of the company each subsequent year until the year 2027. New Jersey loss carryforwards from the year ending June 30, 2007 may be carryforward to receive an annual tax benefit until the year 2010.

COMMITMENTS AND CONTINGENCIES

OFFICE RENT

The company has a five year lease operating lease agreement for premises owned primarily by the principal shareholder. The current lease calls for a minimum annual rent of $33,096. The agreement expires January 31, 2008. The company also leases an additional parking site owned by the shareholders. Total rent expense charged to operations amounted to $52,534. for the year ended September 30, 2007.

SUBSEQUENT EVENTS

SALE OF COMPANY STOCK AND TRANSFER OF BUSINESS

As of October 1, 2007, a contract was entered into by the current shareholders, to transfer the ownership and 100% of the outstanding capital stock to Somerset International Group, Inc. The transaction has begun and will be fully consummated by February 28, 2008.

FIRE CONTROLS ELECTRICAL INC.
SCHEDULE OF COST OF CONTRACTS AND FACTORY OVERHEAD
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

	AMOUNT	PERCENT
COST OF CONTRACTS AND SERVICES

BEGINNING INVENTORY	$137,072	5.67%
MATERIALS AND PARTS	$69,853	2.89%
FACTORY OVERHEAD	$106,730	4.41%
LESS: ENDING INVENTORY	$(133,818)	-5.53%

COST OF CONTRACTS AND SERVICES	$179,837	7.43%

FACTORY OVERHEAD
SALARIES-SERVICE	$83,500	3.45%
PAYROL TAXES	$6,876	0.28%
EMPLOYEE BENEFITS	$3,487	0.14%
DEPRECIATION	$78	0.00%
AUTO EXPENSES	$628	0.03%
INSURANCE AND PERMITS	$1,170	0.05%
SHIPPING EXPENSE	$1,261	0.05%
CONTRACT MONITORING	$8,462	0.35%
OUTSIDE LABOR	$1,268	0.05%

TOTAL FACTORY OVERHEAD	$106,730	4.41%

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FIRE CONTROLS ELECTRICAL INC.
SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

	AMOUNT	PERCENT
SELLING EXPENSES

SALES SALARIES	$11,766	0.49%
PAYROLL TAXES	969	0.04%
EMPLOYEE BENEFITS	2,030	0.08%
AUTO & RELATED EXPENSES	6,965	0.29%
REPAIRS & MAINTENANCE	5,345	0.22%
SELLING EXPENSES	538	0.02%
DEPRECIATION	4,536	0.19%

TOTAL	$32,149	1.33%

ADMINISTRATIVE EXPENSES
OFFICER SALARIES	$67,600	2.79%
OFFICE SALARIES	79,196	3.27%
PAYROLL TAXES	12,088	0.50%
EMPLOYEE BENEFITS	2,522	0.10%
INSURANCE	21,787	0.90%
RENT	11,033	0.46%
UTILITIES	2,473	0.10%
BUILDING REPAIRS & MAINTENANCE	601	0.02%
LEASED EQUIPMENT	1,332	0.06%
TELEPHONE	6,956	0.29%
AUTO EXPENSES	9,367	0.39%
OFFICE EXPENSES & SUPPLIES	1,846	0.08%
OUTSIDE SERVICES	1,653	0.07%
DUES & SUBSCRIPTIONS	153	0.01%
INTEREST & BANK FEES	10,933	0.45%
MISCELLANEOUS EXPENSE	662	0.03%
OFFICERS LIFE INSURANCE EXPENSE	843	0.03%
RETIREMENT PLAN EXPENSE	1,194	0.05%
BAD DEBT EXPENSE(BENEFIT)	2,700	0.11%
DEPRECIATION & AMORTIZATION	2,840	0.12%

TOTAL	$237,779	9.83%

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